UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒       Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Clear Channel Outdoor Holdings, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Online Go to www.envisionreports.com/cco or scan the QR code – login details are located in the shaded bar below.

Important Notice Regarding the Availability of Proxy Materials for the

Annual Meeting of Stockholders of Clear Channel Outdoor Holdings, Inc. to be held on May 16, 2024

Under Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for the annual stockholders’ meeting are available on the Internet. Follow the instructions below to view the materials and vote online or request a copy. The items to be voted on and location of the annual meeting are on the reverse side. Your vote is important!

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The Proxy Statement and Annual Report are available at:

www.envisionreports.com/cco

Easy Online Access – View your proxy materials and vote.

Step 1: Go to www.envisionreports.com/cco.

Step 2: Click on Cast Your Vote or Request Materials.

Step 3: Follow the instructions on the screen to log in.

Step 4: Make your selections as instructed on each screen for your delivery preferences.

Step 5: Vote your shares.

When you go online, you can also help the environment by consenting to receive electronic delivery of future materials.

Obtaining a Copy of the Proxy Materials – If you want to receive a copy of the proxy materials, you must request one. There is no charge to you for requesting a copy. Please make your request as instructed on the reverse side on or before May 10, 2024 to facilitate timely delivery.

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The Annual Meeting of Stockholders of Clear Channel Outdoor Holdings, Inc. will be held virtually on May 16, 2024, at 9:00 A.M. Eastern Time.

Proposals to be voted on at the meeting are listed below, along with the Board of Directors’ recommendations.

The Board of Directors recommends a vote FOR all the nominees listed in Proposal 1 and FOR Proposals 2, 3, 4 and 5:

1.	Election of the following director nominees: John Dionne, Lisa Hammitt, Andrew Hobson, Thomas C. King, Joe Marchese, W. Benjamin Moreland, Mary Teresa Rainey, Scott R. Wells, Ted White, and Jinhy Yoon
2.	Approval of the advisory (non-binding) resolution on executive compensation
3.	Approval of the amendment to the certificate of incorporation to provide for exculpation of certain officers of the company as permitted by recent amendments to Delaware law
4.

Approval of the adoption of the 2012 Third Amended and Restated Equity Incentive Plan to increase the number of shares authorized for issuance under the 2012 Second Amended and Restated Equity Incentive Plan by 36,700,000 shares and eliminate the liberal share recycling provisions with respect to stock options

5.	Ratification of Ernst & Young LLP as the independent accounting firm for the year ending December 31, 2024

PLEASE NOTE – YOU CANNOT VOTE BY RETURNING THIS NOTICE. To vote your shares you must go online or request a paper copy of the proxy materials to receive a proxy card.

The 2024 Annual Meeting of Stockholders of Clear Channel Outdoor Holdings, Inc.

will be held on Thursday, May 16, 2024, 9:00 A.M. Eastern Time, virtually via the Internet at meetnow.global/M2KV5AT.

To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form.

Here’s how to order a copy of the proxy materials and select delivery preferences:

Current and future delivery requests can be submitted using the options below.

If you request an email copy, you will receive an email with a link to the current meeting materials.

PLEASE NOTE: You must use the number in the shaded bar on the reverse side when requesting a copy of the proxy materials.

–	Internet – Go to www.envisionreports.com/cco. Click Cast Your Vote or Request Materials.

–	Phone - Call us free of charge at 1-866-641-4276.

–	Email - Send an email to investorvote@computershare.com with “Proxy Materials Clear Channel Outdoor Holdings, Inc.” in the subject line. Include your full name and address, plus the number located in the shaded bar on the reverse side, and state that you want a paper copy of the meeting materials.

To facilitate timely delivery, all requests for a paper copy of proxy materials must be received by May 10, 2024.